Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of OneLink Corporation on Form S-8 of our report dated March 24, 2006, containing an explanatory paragraph regarding the Company's ability to continue as a going concern, which appeared in Form 10-KSB of OneLink Corporation for the year ended December 31, 2005.


/s/ Mahoney Cohen & Company, CPA, P.C.
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Mahoney Cohen & Company, CPA, P.C.